EXHIBIT 3.1.4


                                    BY-LAWS
                                       OF
                               CEI SYSTEMS, INC.


                                   ARTICLE I

     Section 1.1. General Offices. The principal place of business and general offices of the Corporation shall be located in such place as the Board of Directors may from time to time determine.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine.


                                   ARTICLE II
                                  Stockholders


     Section 2. 1. Annual Meetings. An annual meeting of Stockholders shall be held for the election of Directors on the first Tuesday in May of each year at such time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     Section 2.2. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President & Chief Executive Officer, or by Stockholders owning at least one-third (1/3) of the outstanding capital stock of the Corporation entitled to vote at any such meeting.

     Section 2.3. Notice of Meetings. Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.


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     Section 2.4. Adjournments. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

     Section 2.5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 2.4 of these By-Laws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 2.6. Organization. Meetings of Stockholders shall be presided over by the President & Chief Executive Officer, or in his absence, by the Executive Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.7. Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient, in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the




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meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of Stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. When a quorum is present at any meeting, all questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

     Section 2.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of Stockholders entitled to vote at any meeting of Stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting;
(2) in the case of determination of Stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting in held; (b) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or




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to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     Section 2.10. Action By Consent of Stockholders. Unless otherwise instructed by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.


                                  ARTICLE III

                               Board Of Directors

     Section 3.1. Number; Elections; Qualification. The number of Directors which shall constitute the whole Board of Directors shall be not less than one
(1) but not more than six (6). Directors shall be elected at the annual meeting of the Stockholders. Each Director shall be elected for a term of one (1) year, except as provided in Section 3.2 of these By-Laws, and each Director so elected shall hold office until his successor is elected and qualified. Directors need not be Stockholders.




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     Section 3.2. Resignation; Removal; Vacancies. Any Director may resign at any time upon written notice to the Corporation. Any newly created Directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a majority of the votes cast at a special meeting of Stockholders, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced or until his successor is elected and qualified.

     Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President & Chief Executive Officer, or by any two
(2) members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least three (3) days before the special meeting. Notice shall be given to each Director in writing, by personal delivery, by mail with postage prepaid, or by facsimile or like transmission.

     Section 3.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

     Section 3.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these By-Laws otherwise provide, the vote of a majority of the whole Board of Directors shall be the act of the Board of Directors.

     Section 3.7. Organization. Meetings of the Board of Directors shall be presided over by the President & Chief Executive Officer, or in his absence by the Executive Vice President, or in their absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.




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     Section 3.8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 3.9. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors, including payment of expenses of attendance at meetings. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                   Committee

     Section 4.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when so required.

     Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith. Adequate provision shall be made for notice to members of all meetings: one-third (1/3) of the




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members of a committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all, matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all of its members; consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                                   ARTICLE V

                                    Officers

     Section 5.1. Number. The officers of the Corporation shall be a President & Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be determined from time to time by the Board of Directors.

     The President & Chief Executive Officer is authorized to appoint other officers who shall serve at the discretion of the President & Chief Executive Officer. The Board of Directors shall be given reasonable notice in advance of any such appointments, and any such appointment made by the President & Chief Executive Officer shall be made only upon specific concurrence of the Board of Directors.

     Section 5.2. Election and Term of Office. All officers who are elected by the Board of Directors shall be elected for a one (1) year term. Each such officer shall hold office until his successor shall have been duly elected and shall have qualified, subject to the provisions of these By-Laws with respect to the removal of officers.

     Section 5.3. Removal. Any elected or appointed officer or agent of this Corporation may be removed at any time by the Board of Directors whenever in their judgment the best interests of the Corporation would be served thereby.

     Section 5.4. Vacancies. Except as otherwise provided in these By-Laws, a vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.5. President & Chief Executive Officer. The Board of Directors shall appoint the President & Chief Executive officer who shall:

     (a) preside at all meetings of the Stockholders and of the Board of Directors;





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     (b)  be responsible for carrying out the policies of the Corporation, and, except as to matters specifically reserved to the Board of Directors, shall supervise the conduct of the day-to-day business of the Corporation;

     (c) sign with the Secretary any deeds, mortgages, deeds of trust, notes, bonds, contracts, certificates or other instruments authorized by the Board of Directors to be executed, except in cases in which the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation; and

     (d) in general, perform all duties incident to the office of the President & Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 5.6. Executive Vice President. The Board of Directors shall appoint the Executive Vice President who shall:

     (a) be the executive officer of the corporation next in authority to the President whom the executive vice president shall assist in the management of the business of the corporation and the implementation of orders and resolutions of the Board of Directors.

     (b) in the absence of the President, the Executive Vice President shall preside at all meetings of the Stockholders and of the Directors, and shall exercise all other powers and perform all other duties of the President.

     (c) except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws, the Executive Vice President may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

     (d) the Executive Vice President shall perform such other duties as the Board of Directors may from time to time prescribe.




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     Section 5.7. Vice Presidents. The Board of Directors shall appoint the
Vice President(s) who shall:

     (a) shall assist the President or the Executive Vice President in the discharge of their duties as the President or Executive Vice President may direct and shall perform such other duties as from time to time may be assigned to him by the President, the Executive Vice President or by the Board of Directors.

     (b) in the absence of the President or the Executive Vice President, or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or by the President if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

     (c) execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument, except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these by-laws.

     Section 5.7. Secretary. The secretary shall:

     (a) keep the minutes of the meetings of the Stockholders and the meetings of the Board of Directors in one or more books provided for that purpose;

     (b) see that all notices are duly given in accordance with these By-Laws, including all notices of meetings required to be held by these By-Laws;

     (c) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder;




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     (d)  have general charge of the books of the Corporation in which a record of the Stockholders is kept;

     (e) keep on file at all times a complete copy of the By-Laws of the Corporation containing all amendments thereto, which copy shall always be open to the inspection of any Stockholder, and, at the expense of the Corporation, shall promptly provide each Stockholder with a copy of all amendments to said By-Laws; and

     (f) in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5.8. Assistant Secretary. The Assistant Secretary or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall:

     (a) in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary;

     (b) perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 5.9. Treasurer. The treasurer shall:

     (a) have charge and be responsible for the custody of all funds and securities of the Corporation;

     (b) receive and give receipt for monies, due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such bank or banks as shall be selected by the Board of Directors; and

     (c) in general perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5.10. Assistant Treasurer(s). The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall:




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     (a)  in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer;

     (b) perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 5.11. Bonds of Officers. The Board of Directors may require each officer of the Corporation, and such other employees or agents of the Corporation as the Board of Directors shall, in their discretion, deem to be appropriate, to give bond, the premium for which shall be paid by the Corporation, in such sum and with such surety as the Board of Directors shall determine.

     Section 5.12. Reports. The officers of the Corporation shall submit, at each annual meeting of the Stockholders, reports with respect to the business of the Corporation for the previous fiscal year and showing the financial condition of the Corporation at the close of such fiscal year.


                                   ARTICLE VI

                                     Stock

     Section 6.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or the President & Chief Executive Officer, and by the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.



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     Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware,

     Section 6.5. Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the corporation may be declared at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VII

          Indemnification of Directors, Officers, Employees and Agents

     Section 7.1. Indemnification of Officers, Directors, Employees and Agents; insurance. (a) Any person who was or is a party or is threatened to made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection




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with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect, to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware, or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and
          (b) hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d)  Any indemnification pursuant to paragraphs (a) and (b) of this
          Section 7 (unless ordered by a court) shall be made by the



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          corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first two paragraphs of this Section 7. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion, or (3) by the stockholders.

     (e) Expenses (including attorney's fees) incurred by a director, officer, employee or agent of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit of proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 7.

     (f)  The indemnification and advancement of expenses provided by this
          Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this Section 7.

     Section 7.2. Statutory Reference. For the purpose of this Section 7, all words and phrases used herein shall have the meanings ascribed to them under




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Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time.


                                  ARTICLE VIII

                                 Miscellaneous

     Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 8.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 8.3. Checks, Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate.

     Section 8.4. Books, Auditing. The Board of Directors shall cause to be established and maintained a complete accounting system. The Board of Directors shall, after the close of each fiscal year, cause to be made by a Certified Public Accountant a full and complete audit of the accounts, books and financial condition of the Corporation as of the end of such fiscal year. A written report of the audit shall be submitted to the stockholders.

     Section 8.5. Waiver of Notice. Any Stockholder, any member of the Board of Directors, or any member of any other committee may waive, in writing, before or after the meeting, any notice of any meeting required to be given by these By-Laws.

     Section 8.6. Participation in Meetings by Conference Call. Members of the Board of Directors, or members of any other committee, may participate in any meetings by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute participation in person at such meeting.

     Section 8.7. Irregularities in Notice. To do maximum extent allowed by law, any irregularities in the giving of any notice or the holding of any meeting provided for in these By-Laws shall not invalidate any action taken at such meeting.





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     Section 8.8. Waiver of Notice of Meetings of Stockholders, Directors and
Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

     Section 8.9. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the Stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

     Section 8.10. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.





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     Section 8.11. Amendment of By-Laws. These By-Laws may be altered or repealed, and new By-Laws made, by the Board of Directors, but the Stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.

                               *     *     *     *




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